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                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                               Balance Sheet
                             At June 30, 1998
                                (Unaudited)
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                                  ASSETS
                                  ------
                                                             (In Thousands)
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Investments:
 Common stocks of subsidiaries, at equity                        $1,803,017
 Preferred stock of subsidiary                                       29,282
 Notes of subsidiaries                                               88,877
 Other investments                                                    4,817
                                                                 ----------
      Total investments                                           1,925,993
                                                                 ----------
Current assets:
 Cash                                                                   508
 Temporary cash investments - subsidiary companies                  178,150
 Interest and dividends receivable of subsidiaries                   20,912
 Other current assets                                                 4,034
                                                                 ----------
      Total current assets                                          203,604
                                                                 ----------
Deferred federal income taxes                                         3,595
                                                                 ----------
                                                                 $2,133,192
                                                                 ==========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Common share equity:
 Common shares, par value $1 per share:
   Authorized - 150,000,000 shares
   Issued     -  64,969,652 shares                               $   64,970
 Other paid-in capital                                              736,661
 Retained earnings (including $711,160,000 of
   undistributed subsidiary earnings)                               970,833
 Treasury stock - 1,950,005 shares                                 (82,587)
 Unrealized gain on securities, net                                     574
                                                                 ----------
      Total common share equity                                   1,690,451
                                                                 ----------
Current liabilities:
 Accounts payable                                                       552
 Dividends payable                                                   33,337
 Short-term debt                                                    398,375
                                                                 ----------
      Total current liabilities                                     432,264
                                                                 ----------
Other reserves and deferred credits                                  10,477
                                                                 ----------
                                                                 $2,133,192
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